                                                                      EXHIBIT 11

              SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


          This Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999 (this "Agreement"), by and between Allied Waste Industries, Inc.,
                     ---------
a Delaware corporation (the "Company"), on the one hand, and Apollo Investment
                             -------
Fund IV, L.P., a Delaware limited partnership ("AIF IV"), Apollo Investment Fund
                                                ------
III, L.P., a Delaware limited partnership ("AIF III"), Apollo Overseas Partners
                                            -------
IV, L.P., a Delaware limited partnership ("AOP IV"), Apollo Overseas Partners
                                           ------
III, L.P., a Delaware limited partnership ("AOP III"), Apollo (U.K.) Partners
                                            -------
III, L.P., an English limited partnership ("AUK III"), Apollo/AW LLC, a Delaware
                                            -------
limited liability company ("AAW"), Blackstone Capital Partners II Merchant
                            ---
Banking Fund L.P., a Delaware limited partnership ("BCP II"), Blackstone Capital
                                                    ------
Partners III Merchant Banking Fund L.P., a Delaware limited partnership ("BCP"),
                                                                          ---
Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership ("BOC III"), Blackstone Offshore Capital Partners II L.P., a Cayman
              -------
Islands limited partnership ("BOC II"), Blackstone Family Investment Partnership
                              ------
III L.P., a Delaware limited partnership ("BFP III"), and Blackstone Family
                                           -------
Investment Partnership II L.P., a Delaware limited partnership ("BFP II"),
                                                                 ------
Greenwich Street Capital Partners II, L.P., a Delware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, and DLJ ESC II L.P., a Delaware limited partnership (collectively, the "Shareholders"), on the other hand, amending and
                                ------------
restating in its entirety the Amended and Restated Shareholders Agreement dated as of April 21, 1997 (the "Original Agreement"), by and between the Company, on
                           ------------------
the one hand, and certain of the Shareholders, on the other hand.

          WHEREAS, certain of the Shareholders purchased an aggregate of 11,776,765 shares (the "TPG Group Block") of the Company's common stock, par
                        ---------------
value $.01 per share (the "Common Stock"), from TPG Partners, L.P., a Delaware
                           ------------
limited
partnership, and TPG Parallel I, L.P., a Delaware limited partnership, and an aggregate of 14,600,000 shares of Common Stock (the "Laidlaw Block" and together
                                                     -------------
with the TPG Group Block, the "Shares") from Laidlaw, Inc., a Canadian
                               ------
corporation;

          WHEREAS, under the Original Agreement, the Company granted to certain of the Shareholders the right as a group to appoint certain designees for election to the Board of Directors of the Company and those Shareholders agreed to certain restrictions on the acquisition and disposition of Common Stock and the conduct of such Shareholders with respect to the Company;

          WHEREAS, simultaneously with the execution of this Agreement, certain of the Shareholders are entering into (i) a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") pursuant to which, upon the terms and
      ----------------------------------
subject to the conditions set forth in the Purchase Agreement, certain of the Shareholders shall purchase an aggregate of 1,000,000 shares of Senior Convertible Preferred Stock, par value $.10 per share, of the Company ("Senior
                                                                        ------
Preferred Stock"), which shall be convertible into either shares of Series A
---------------
Junior Preferred Stock, par value $.10 per share, of the Company ("Junior
                                                                   ------
Preferred Stock"), or shares of Common Stock, and (ii) an Amended and Restated
---------------
Registration Rights Agreement (the "Registration Rights Agreement") granting
                                    -----------------------------
certain registration rights; and

          WHEREAS, in recognition of Shareholders' significant change in ownership in the Company upon the closing of the purchase of the Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement, the parties desire to amend and restate the Original Agreement in its entirety (except as may be otherwise set forth herein) as set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Preferred Stock Purchase Agreement, and in the Amended and Restated Registration Rights Agreement and intending to be legally bound hereby, the parties agree as follows, effective upon the closing of the purchase of the Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement:

                                   ARTICLE 1

                  Definitions; Representations and Warranties

          SECTION 1.1  Definitions. Unless otherwise specified all references to
                       -----------
"days" shall be deemed to be references to calendar days.  For purposes of this
 ----
Agreement, the following terms shall have the following meanings:

          "Actual Voting Power" shall mean, as of the date of determination, the
           -------------------
total voting power of all the then outstanding securities of the Company at the time then entitled to vote for the general election of directors, without giving effect to securities issuable upon exercise or conversion of such outstanding securities. (When issued, shares of Senior Preferred Stock and Junior Preferred Stock shall be deemed to be outstanding securities then entitled to vote for the general election of directors and (i) each share of Senior Preferred Stock will be deemed, as of the date of determination, to have the number of votes that would be represented by the number of shares of Common Stock into which such share of Senior Preferred Stock pursuant to its terms would otherwise be convertible and (ii) each share of Junior Preferred Stock will be deemed, as of the date of determination, to have the number of votes that would otherwise be represented by the number of shares of Common Stock in lieu of whose issuance such share of Junior Preferred Stock is issued.)

          "Affiliate" of a Person shall have the meaning set forth in Rule 12b-2
           ---------
of the Exchange Act as in effect on the date of this Agreement, but shall not include (i) any investment fund in which a Person has invested if the Person does not otherwise control the investment fund or have, directly or indirectly, voting or dispositive power over any securities owned by such fund or (ii) any investor or limited partner of any Person who does not otherwise have voting or dispositive power over securities owned by that Person and is not controlled by that Person. It is expressly intended that any Person who now or hereafter controls, directly or indirectly, any Shareholder (other than an Exempt Affiliate) shall be subject to the restrictions of Section 2.1 as if it were a
                                                   -----------
Shareholder.

          "Apollo/Blackstone Shareholders" mean those Shareholders who are
           ------------------------------
affiliated with either Apollo Advisors II, L.P., Apollo Management IV, L.P. or Blackstone Management Associates II L.L.C., including, but not limited to, AIF III, AOP III, AUK III, AIF IV, AOP IV, AAW, BCP, BOC III, BFP III, BCP II, BOC II and BFP II.

          "Apollo/Blackstone Shares" means the TPG Group Block, the Laidlaw
           ------------------------
Block, the 790,000 shares of Senior Preferred Stock to be sold to the Apollo/Blackstone Shareholders pursuant to the Preferred Stock Purchase Agreement and any shares of Common Stock or Junior Preferred Stock issued upon conversion of such 790,000 shares of Senior Preferred Stock or of such Junior Preferred Stock.

          "Beneficial ownership" by a Person of any Voting Securities shall be
           --------------------
determined in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and, in addition, "beneficial ownership" shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Shareholder shall be deemed to beneficially own any Voting Securities beneficially owned by its Affiliates or any Group of which such Shareholder or any such Affiliate is a member.

          "Board of Directors" shall mean the Board of Directors of the Company.
           ------------------

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Conversion Shares" shall mean the shares of Junior Preferred Stock or
           -----------------
shares of Common Stock into which shares of Senior Preferred Stock or Junior Preferred Stock have been converted.

          "DLJ Parent Entities" mean and includes Donaldson, Lufkin & Jenrette
           -------------------
Securities Corporation, Donaldson, Lufkin & Jenrette Inc., DLJdirect Inc. Pershing Trading, L.P., Autranet Inc. and any Person that, directly or indirectly, controls Donaldson, Lufkin & Jenrette Inc.

          "DLJ Shareholders" shall mean DLJMB Funding II, Inc., DLJ Merchant
           ----------------
Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V., DJL EAB Partners, L.P. and DLJ ESC II L.P.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Greenwich Street Parent Entities" means and includes CitiGroup and
           --------------------------------
Salomon Smith Barneyand any Person or Group that, directly or indirectly, controls CitiGroup.

          "Greenwich Street Shareholders" shall mean Greenwich Street Capital
           -----------------------------
Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P.

          "Group" shall mean a "group" as such term is used in Section 13(d)(3)
           -----
of the Exchange Act as in effect on the date of this Agreement.

          "Laws" shall mean all applicable foreign, federal, state and local
           ----
laws, statutes, rules, regulations, codes and ordinances.

          "Person" shall mean any individual, Group, corporation, general or
           ------
limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

          "Related Person" means, with respect to any Person, (A) any Affiliate
           --------------
of such Person, (B) any investment manager, investment advisor or partner of such Person or an Affiliate of such Person, and (C) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person;

provided, however, that "Related Person" shall mean with respect to any DLJ
--------  -------
Shareholder, (I) any general or limited partner of such DLJ Shareholder (a "DLJ
                                                                            ---
Partner"), (II) any corporation, partnership or other entity which is an
-------
Affiliate of such DLJ Shareholder or of any DLJ Partner (collectively, the "DLJ
                                                                            ---
Affiliates"), (III) any managing director, general partner, director, limited
----------
partner, officer or employee of (x) such DLJ Shareholder, (y) such DLJ Partner or (z) any DLJ Affiliate of such DLJ Partner or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (III) (collectively, "DLJ Associates"), (IV) any trust, the beneficiaries of which, or a corporation,
 --------------
limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Shareholder, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants, and (V) a voting trustee for one or more DLJ Shareholders, DLJ Affiliates or DLJ Associates.

          "Reorganization Transaction" means: (i) any merger, consolidation,
           --------------------------
recapitalization, liquidation or other business combination transaction involving the Company; (ii) any tender offer or exchange offer for any securities of the Company; or (iii) any sale or other disposition of assets of the Company or any of its Subsidiaries in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 10% or more of the assets or Voting Securities (as applicable) of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholder Designee" shall mean a person designated for election to
           --------------------
the Board of Directors by the Apollo/Blackstone Shareholders as provided in
Section 3.1.
-----------

          "Total Voting Power" shall mean the total combined Voting Power, on a
           ------------------
fully diluted basis, of all the Voting Securities then outstanding.

          "Voting Power" shall mean, as of the date of determination, the voting
           ------------
power in the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security would be entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of (i) the number of votes to which such Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled. Notwithstanding anything else to the contrary contained in this Agreement, there shall not be included in calculating Voting Power any votes which a Person shall have upon and by reason of the non-payment of dividends on preferred shares in accordance with the terms of such preferred shares.

          "Voting Securities" shall mean (x) any securities entitled, or which
           -----------------
may be entitled, to vote generally in the election of directors of the Company (including, when issued, shares of Senior Preferred Stock and Junior Preferred Stock), (y) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (z) any direct or indirect rights or options to acquire any such securities; provided that
                                                           --------
unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any shareholder rights plan shall be deemed not to be "Voting Securities" (or to have Voting Power).

          In addition, the following terms have the definitions specified in the Sections noted:

          Term                                         Section
          ----                                         -------
AIF IV                                                 recitals
AIF III                                                recitals
AOP IV                                                 recitals
AOP III                                                recitals
AUK III                                                recitals
AAW                                                    recitals
Actual Voting Power Threshold                          3.1(b)
Agreement                                              recitals
BCP                                                    recitals
BCP II                                                 recitals
BOC III                                                recitals
BOC II                                                 recitals
BFP III                                                recitals
BFP II                                                 recitals
Beneficial Ownership Threshold                         3.1(b)

Common Stock                                           recitals
Company                                                recitals
Credit Agreement                                       1.2(e)
Disposition                                            4.1
Exempt Affiliate                                       2.1
Future Major Investor                                  2.3
HSR Act                                                1.2(c)
Information                                            3.4
Junior Preferred Stock                                 recitals
Laidlaw Block                                          recitals
Laidlaw                                                recitals
Management Directors                                   3.1(b)
Material Adverse Effect                                1.2(b)
Moving Party                                           5.3
Nominating Committee                                   3.1(b)
Original Agreement                                     recitals
Preferred Stock Purchase Agreement                     recitals
Purchase Date                                          4.1(b)
Registration Rights Agreement                          recitals
Related Transferee                                     4.1(f)
Representatives                                        5.13
Rule 144 Sale                                          4.1(c)
Senior Preferred Stock                                 recitals
Shareholder Designee Period                            3.1(b)
Shareholders                                           recitals
Shares                                                 recitals
Specific Rights                                        5.13
Standstill Period                                      2.1
TPG Group Block                                        recitals
Unaffiliated Directors                                 3.1(b)

          SECTION 1.2.  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to Shareholders as follows:

          (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          (b) The execution, delivery and performance of this Agreement by the Company does not and will not (i) contravene or conflict with or constitute a default under the Company's Certificate of Incorporation or Bylaws, (ii) contravene or conflict with or constitute a default under any agreement to which the Company is a party or is bound, or result in a breach of or default under any instrument or agreement to which the Company is a party or is bound, which violation, breach or default would have a material adverse effect on the Company's business taken as a whole or would adversely affect the consummation of the transactions contemplated by this Agreement or the Preferred Stock Purchase Agreement (a "Material Adverse
                                                             ----------------
Effect"), (iii) violate any judgment, order, injunction, decree or award against
------
or binding upon the Company as of the date of this Agreement, the violation of which, individually or in the aggregate, would have a Material Adverse Effect,
(iv) violate any Law relating to the Company, the violation of which, individually or in the aggregate, would have a Material Adverse Effect or (v) constitute a "change of control," or result in the acceleration of rights, under any material debt instrument to which the Company is a party.

          (c) Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange
                                                     -------
Act or as disclosed in the Preferred Stock Purchase Agreement, the Company is not required to make any filing or registration with, or obtain any permit, authorization, consent or approval of, any governmental entity or any other Person in connection with this Agreement, the Preferred Stock Purchase Agreement, or any of the transactions contemplated hereby and thereby.

          (d) As of the date of this Agreement, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company that relates to this Agreement, the Preferred Stock Purchase Agreement, or any of the transactions contemplated hereby or thereby.

          (e) As of the date hereof, the Company would be entitled to make at least $1.00 in additional borrowings under the Credit Agreement (the "Credit
                                                                      ------
Agreement") among the Company, Allied Waste North America, Inc., the lenders
---------
party thereto, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent and Collateral Trustee, Citicorp USA, Inc., as Syndication Agent, Credit Suisse First Boston and DLJ Capital Funding, Inc., as Documentation Agents, and the consummation of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of May 21, 1999, among Browning - Ferris Industries, Inc., the Company and AWINI Acquisition Corporation and this Agreement will not, by itself, limit the Company's ability to borrow under the Credit Agreement.

          (f) All documents which have been filed by the Company with the Commission under the Exchange Act, at the time they were filed with the Commission, conformed in all material respects with the requirements of Exchange Act, and the rules and regulations of the Commission thereunder, and, as of the date thereof and taken as a whole as of the date hereof do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 1.3.  Representations and Warranties of Shareholder.  Each
                        ---------------------------------------------
Shareholder severally, but not jointly, represents and warrants to the Company as follows:

          (a) The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement are within its powers and have been duly authorized by all necessary action on its part. This Agreement constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          (b) The execution, delivery and performance of this Agreement by such Shareholder does not and will not contravene or conflict with or constitute a default under such Shareholder's partnership agreement or similar governing documents.

          (c) As of the date of this Agreement, such Shareholder does not beneficially own any Voting Securities except (i) any Voting Securities beneficially owned on the date hereof in compliance with the Original Agreement and (ii) to the extent such shares may be deemed to be beneficially owned, the shares of Senior Preferred Stock which are subject to the Preferred Stock Purchase Agreement.

                                   ARTICLE 2

                                  Standstill

          SECTION 2.1.  Standstill.  (a) Until the earliest to occur of (A) the
                        ----------
tenth anniversary of the purchase of the Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement, (B) the date on which the Apollo/Blackstone Shareholders own, collectively, Voting Securities which would represent (i) less than 10% of the Total Voting Power, excluding voting securities beneficially owned by the Shareholders other than the Apollo/Blackstone Shareholders and (ii) less than 10% of the Actual Voting Power, excluding voting securities beneficially owned by the Shareholders other than the Apollo/Blackstone Shareholders; provided that the Shareholders at such time are entitled to designate not more than one director pursuant to Article 3 hereof, and (C) termination under Section 2.2 (such period, the "Standstill Period") (provided
                  -----------                    -----------------    --------
that the Standstill

Period shall end (x) with respect to the DLJ Shareholders, on the date on which the DLJ Shareholders no longer own any shares of Senior Preferred Stock or any Conversion Shares, and (y) with respect to the Greenwich Street Shareholders, on the date on which the Greenwich Street Shareholders no longer own any shares of Senior Preferred Stock or any Conversion Shares), each Shareholder will not, and will cause each of its Affiliates (other than Exempt Affiliates) not to, directly or indirectly:

               (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities or voting rights or direct or indirect rights or options to acquire any Voting Securities of the Company or any of its Affiliates other than (A) the exercise of convertible securities acquired in compliance with the terms of this Agreement (including the acquisition of shares of Common Stock or Junior Preferred Stock upon conversion of shares of Senior Preferred Stock), or an acquisition as a result of a stock split, stock dividend or similar recapitalization, (B) the acquisition of shares of Senior Preferred Stock which are subject to the Preferred Stock Purchase Agreement, (C) with the prior written consent of the chairman of the Board of Directors and the chief executive officer of the Company, acquisitions by the Apollo/Blackstone Shareholders of up to a collective aggregate amount of 3,000,000 shares (as such number may be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends or any other recapitalization of the Company) of Common Stock,
     (D) stock options or similar rights granted by the Company to an Affiliate of such Shareholder as compensation for performance as a director or officer of the Company or its subsidiaries (and any shares issuable upon exercise thereof), (E) transfers between such Shareholder and Related Transferees as permitted under Section 4.1(f) or (F) any rights which are
                                    --------------
     granted to all shareholders of the Company (and any shares issuable upon exercise thereof); provided, however, that if the Shareholders or any of
                        --------  -------
     their Affiliates in good faith inadvertently acquire not more than 500,000 shares of Common Stock in violation of these provisions and within 15 days after the first date on which the Shareholders have actual knowledge (including by way of written notice given by the Company) that a violation has occurred Shareholders or any of their Affiliates shall have transferred any shares of Common Stock held in violation of these provisions to unrelated third parties so that the Shareholders and their Affiliates no longer beneficially own any such shares or have any agreement or understanding relating to such shares, this Section 2.1 shall be deemed to
                                                 -----------
     not have been violated; and provided, further, that no violation of this
                                 --------  -------
     provision shall be deemed to have occurred by reason of the indirect acquisition of beneficial ownership of securities resulting from (x) investments in investment funds as to which no Shareholder or Affiliate thereof has control or power to control with respect to voting or investment decisions or

     (y) acquisitions of securities by a limited partner in any Shareholder or Affiliates thereof as to which limited partner no Shareholder or its Affiliates has control or power to control;

          (ii) make or cause to be made any proposal for a Reorganization Transaction except for Dispositions in accordance with Article 4;

          (iii)   form, join or in any way participate in a Group
     with respect to any securities of the Company or its Affiliates, other than with other Shareholders or Affiliates of any Shareholder; provided,
                                                               --------
     however, that in the case of securities other than Voting Securities,
     -------
     Shareholders may participate in a Group with respect thereto with the prior approval of a majority of the entire Board of Directors (which approval is requested in a manner which does not require disclosure publicly or to any third party);

          (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to the Company or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of the Company or its Affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or its Affiliates (other than non-public communications with other Shareholders or Affiliates of any Shareholder which would not require public disclosure by any Person or solicitation of proxies in support of the election of Shareholder Designees, Management Directors and Unaffiliated Directors nominated by the Board of Directors in accordance with Section 3.1 hereof in circumstances
                                           -----------
     in which a third party is soliciting parties for the election of nominees not nominated by the Board of Directors);

          (v) initiate, propose or, except with the prior approval of a majority of the entire Board of Directors (which approval is requested in a manner which does not require disclosure publicly or to any third parties) otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal or seek election to or seek to place a representative on the Board of Directors of the Company (except pursuant to Section 3.1 of this Agreement)
                                                  -----------
     or its Affiliates or seek the removal of any member of the Board of Directors of the Company or its Affiliates (for this purpose, the actions of the Shareholder Designees in communicating (without public disclosure or disclosure to third parties) with the Board of Directors in their capacity as directors of the Company, and non-public communication by a Shareholder with other Shareholders or Affiliates of any Shareholder which would not require public disclosure by any Person, shall not be deemed to be in contravention of this paragraph (v));

               (vi) in any manner, agree, attempt, seek or propose (other than making any request for permission with respect thereto which would not require disclosure publicly or to any third party) to deposit any securities of the Company or its Affiliates in any voting trust or similar arrangement or to subject any securities of the Company or its Affiliates to any other voting or proxy agreement, arrangement or understanding (other than any such agreements or understandings with other Shareholders or Affiliates of any Shareholder) ;

               (vii) offer, sell or transfer any Voting Securities or rights to receive Voting Securities except for Dispositions in accordance with
     Article 4;
     ---------

               (viii) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement other than making any request for permission which would not require disclosure publicly or to any third party), or induce any other Person to take any action, inconsistent with the foregoing;

               (ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

               (x) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing;

               (xi) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its Affiliates (for this purpose, the actions of the Shareholder Designees in their capacity as directors of the Company shall not be deemed to be in contravention of this paragraph (xi)); or

               (xii) request a waiver of any of the provisions of any of paragraphs (i) through (xii) of this Section 2.1 (except any request which
                                          -----------
     would not require disclosure publicly or to any third party);

provided, that this Section 2.1 shall not restrict or inhibit the rights of a
--------            -----------
Shareholder to exercise its voting rights as a stockholder of the Company (subject to Section 3.2).
            -----------

          (b) Affiliates of Shareholders who (i) are not Apollo/Blackstone Shareholders or their Affiliates, (ii) are not Related Transferees of any Shareholder,

(iii) are not in possession of any material non-public Information provided to Shareholders by the Company, its subsidiaries or representatives pursuant to
Section 3.4 hereof or otherwise, and (iv) do not have voting or dispositive
-----------
power over any shares of Senior Preferred Stock or any Conversion Shares (such affiliates being "Exempt Affiliates") shall not be subject to this Section 2.1.
                  -----------------                                -----------

     (c) The DLJ Shareholders represent and warrant to the Company that the DLJ Parent Entities are now, and at any time during the Standstill Period that they take actions that would be otherwise prohibited by Section 2.1(a) will be, Exempt Affiliates. The Greenwich Street Shareholders represent and warrant to the Company that the Greenwich Street Parent Entities are now, and at all times during the Standstill Period that they take actions that would be otherwise
prohibited by Section 2.1(a) will be, Exempt Affiliates.    Based upon the
foregoing representations and warranties in this Section 2.1(c), the Company
                                                 --------------
will consider the DLJ Parent Entities and the Greenwich Street Parent Entities to be Exempt Affiliates.

     SECTION 2.2.   Early Termination of Standstill.  The obligations of
                    -------------------------------
Shareholders under Section 2.1 shall terminate early upon the occurrence of any
                   -----------
of the following events:

     (a) At least $10,000,000 in indebtedness for monies borrowed by the Company or its subsidiaries shall have been accelerated and payment therefor shall not have been made within 20 days after such acceleration, and the Company shall not in good faith be contesting whether such amount is owed.

     (b) A final judgment or judgments (not subject to appeal) for the payment of money shall have been entered against the Company or its subsidiaries in an aggregate amount in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or indemnification) by a court or courts of competent jurisdiction, which judgments remain unsatisfied, undischarged, unstayed or unbonded for a period of 45 days after the entry of such judgment or judgments.

     (c) The Company shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors.

     (d) A petition or answer shall be filed proposing the adjudication of the Company as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction, and the Company shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof.

     (e) The Company shall be in material breach of its obligations to Shareholders under the Registration Rights Agreement and such breach shall not have been cured within 20 days after receipt by the Company from Shareholders of a written notice specifying such breach and requiring it to be remedied, and the Company shall not in good faith be contesting whether such breach has occurred.

     (f) If the Company shall, in breach of its obligations under this Agreement, fail to nominate for election to the Board of Directors any Shareholder Designee who satisfies the requirements for designation to the Board of Directors set forth in Section 3.1(d).
                          -------------

     SECTION 2.3.   Modification Upon Subsequent Agreement.  If (a) the Company
                    --------------------------------------
enters into any agreement, understanding or arrangement with any other Person or Group (each a "Future Major Investor") relating to the Company's obligation,
               ---------------------
whether absolute, contingent, current or future, to support or cause the nomination of one or more Persons to the Board of Directors at the request of the Future Major Investor, and (b) such agreement, understanding or arrangement contains any terms with respect to the matters covered by this Article 2 that
                                                               ---------
are more favorable to the Future Major Investor than those provided to the Shareholders hereunder, then this Article 2 shall be automatically modified to
                                  ---------
include the more favorable terms and thereby provide the Shareholders with rights at least as favorable and obligations no more burdensome as those given to the Future Major Investor.

                                   ARTICLE 3

                        Board Representation and Voting

     SECTION 3.1.   Board Representation. (a) Until the earlier to occur of the
                    --------------------
tenth anniversary of the purchase of shares of Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement and the date on which the Apollo/Blackstone Shareholders own, collectively, less than 20% of the Apollo/Blackstone Shares (the "Shareholder Designee Period"), the Board of
                               ---------------------------
Directors shall consist of no more than thirteen (13) directors during the Shareholder Designee Period.

          For so long as the Apollo/Blackstone Shareholders are entitled to at least two Shareholder Designees under this Agreement, the Apollo/Blackstone Shareholders shall be entitled to have one Shareholder Designee serve on each committee of the Board of Directors other than any committee formed for the purpose of considering matters relating to the Shareholders and as set forth below with respect to the Nominating Committee.

          (b) Immediately following the purchase of shares of Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement, the Company will cause David Blitzer to be elected or appointed to the Board of Directors. At all times during the Shareholder Designee Period, the Company agrees, subject to
Section 3.1(d), to support the nomination of, and the Company's Nominating
--------------
Committee (as defined herein) shall recommend to the Board of Directors the inclusion in the slate of nominees recommended by the Board of Directors to shareholders for election as directors at each annual meeting of shareholders of the Company: (i) no more than two persons who are executive officers of the Company ("Management Directors"), (ii) (A) five Shareholder Designees, so long
          --------------------
as the Apollo/Blackstone Shareholders beneficially own 80% or more of the Apollo/Blackstone Shares, (B) four Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 60% or more but less than 80% of the Apollo/Blackstone Shares, (C) three Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 40% or more but less than 60% of the Apollo/Blackstone Shares, (D) two Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 20% or more but less than 40% of the Apollo/Blackstone Shares, and (E) one Shareholder Designee, so long as the Apollo/Blackstone Shareholders beneficially own 10% or more but less than 20% of the Apollo/Blackstone Shares (each a "Beneficial Ownership Threshold");
                                      ------------------------------
provided, however, that if at any time as a result of the Company's issuance of
--------  -------
Voting Securities the Shareholders beneficially own 9% or less of the Actual Voting Power (the "Actual Voting Power Threshold"), the Apollo/Blackstone
                   -----------------------------
Shareholders shall be entitled to no more than three Shareholder Designees (even if the Apollo/Blackstone Shareholders would otherwise be entitled to a greater number of Shareholder Designees pursuant to clauses (A) through (E) above), and
(iii) such other persons, each of whom is (A) recommended by the Nominating Committee and (B) not an employee or officer of or outside counsel to the Company or a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of any Shareholder or any affiliate of a Shareholder or as to which the Shareholders or their affiliates own at least ten percent of the voting equity securities ("Unaffiliated
                                                           ------------
Directors").  If any vacancy (whether by death, retirement, disqualification,
---------
removal from office or other cause, or by increase in number of directors) occurs prior to a meeting of the Company's stockholders, the Board (i) may appoint a member of management to fill a vacancy caused by a

Management Director ceasing to serve as a director, (ii) shall appoint, subject to Section 3.1(d), a person designated by the Apollo/Blackstone Shareholders to
   --------------
fill a vacancy created by a Shareholder Designee ceasing to serve as a director (except as a result of the reduction of the number of Shareholder Designees entitled to be included on the Board of Directors by reason of a decrease in the Apollo/Blackstone Shareholders' beneficial ownership of Apollo/Blackstone Shares below any Beneficial Ownership Threshold or by reasons of a decrease in the Shareholders' beneficial ownership of Voting Securities below the Actual Voting Power Threshold), and (iii) may appoint a person who qualifies as an Unaffiliated Director and is recommended by the Nominating Committee pursuant to the procedures set forth in the following paragraph to fill a vacancy created by an Unaffiliated Director ceasing to serve as a director (provided, however, that
                                                         --------  -------
in the case of a vacancy relating to an Unaffiliated Director, if a majority of the Nominating Committee is unable to recommend a replacement, then the Board seat with respect to this vacancy shall remain vacant), and each such person shall be a Management Designee, Shareholder Designee or Unaffiliated Director, as the case may be, for purposes of this Agreement.

          At all times during the Shareholder Designee Period, Unaffiliated Directors shall be designated exclusively by a majority of a nominating committee (the "Nominating Committee"), which shall at all times during the
                --------------------
Shareholder Designee Period consist of not more than four persons, two of whom shall be Shareholder Designees (or such lesser number of Shareholder Designees as then serves on the Board of Directors) and two of whom shall be either Management Directors or Unaffiliated Directors. If the Nominating Committee is unable to recommend one or more persons to serve as Unaffiliated Directors (except with respect to any vacancy created by an Unaffiliated Director ceasing to serve as such), then the Board of Directors shall nominate and recommend for election by stockholders an Unaffiliated Director then serving on the Board of Directors. Notwithstanding the foregoing, if the Apollo/Blackstone Shareholders beneficially own less than 50% of the Apollo/Blackstone Shares, the Nominating Committee shall be comprised of individuals only one of whom is a Shareholder Designee.

          The foregoing provisions shall be effected pursuant to an amendment to the Company's Bylaws in a form reasonably acceptable to the parties to this Agreement, which shall not be further amended by the Board of Directors during the Shareholder Designee Period.

          Notwithstanding the foregoing, the Company shall have no obligation to support the nomination, recommendation or election of any Shareholder Designee pursuant to this Section 3.1(b) or any other obligation under this Section 3.1
                 --------------                                    -----------
if the Apollo/Blackstone Shareholders are in breach of any material provision of this Agreement.

          (c) Upon any decrease in Apollo/Blackstone Shareholders' beneficial ownership of Apollo/Blackstone Shares below any Beneficial Ownership Threshold or any decrease in the Shareholders beneficial ownership of Voting Securities below the Actual Voting Power Threshold, the Apollo/Blackstone Shareholders shall cause a number of Shareholder Designees to offer to immediately resign from the Company's Board of Directors such that the number of Shareholder Designees serving on the Board of Directors immediately thereafter will be equal to the number of Shareholder Designees which the Apollo/Blackstone Shareholders would then be entitled to designate under Section 3.1(b). Upon termination of
                                          --------------
the Shareholder Designee Period, the Apollo/Blackstone Shareholders shall promptly cause all of the Shareholder Designees to offer to resign immediately from the Board of Directors and any committees thereof and the Company's obligations under this Section 3.1 shall terminate.
                       -----------

          (d)  Notwithstanding the provisions of this Section 3.1, the
                                                      -----------
Apollo/Blackstone Shareholders shall not be entitled to designate any person to the Company's Board of Directors (or any committee thereof) in the event that the Company receives a written opinion of its outside counsel that a Shareholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to a Shareholder Designee because such Shareholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the Apollo/Blackstone Shareholders shall withdraw the designation of such proposed Shareholder Designee and designate a replacement therefor (which replacement Shareholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Apollo/Blackstone Shareholders of any objection to a Shareholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Apollo/Blackstone Shareholders to propose a replacement Shareholder Designee in accordance with the terms of this Agreement.

          (e) Each Shareholder Designee serving on the Board of Directors shall be entitled to all compensation and stock incentives granted to directors who are not employees of the Company on the same terms provided to, and subject to the same limitations applicable to, such directors.

          SECTION 3.2.  Voting.  (a) Each Shareholder agrees that during the
                        ------
Standstill Period such Shareholder shall, and shall cause its Affiliates and any Person which is a member of any Group of which such Shareholder or any of its Affiliates is a member to, be present, in person or represented by proxy, at all meetings of shareholders of the Company so that all Voting Securities beneficially owned by such Shareholder shall be counted for the purpose of determining the presence of a quorum at such meetings. Each Shareholder agrees that during the Standstill
Period:

               (i) In connection with the election of directors of the Company, such Shareholder shall vote or cause to be voted all Voting Securities beneficially owned by such Shareholder to elect those individuals nominated in accordance with the provisions of Section 3.1.
                                                                -----------

               (ii) In connection with any proposal for a Reorganization Transaction, such Shareholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by such Shareholder in the manner recommended by a majority of the entire Board of Directors.

               (iii) In connection with other proposals submitted to shareholders of the Company, such Shareholder shall be free to vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by such Shareholder in its discretion.

          SECTION 3.3.  Notices of Dispositions of Voting Securities.  Not later
                        --------------------------------------------
than the tenth day following the end of any calendar month during the Standstill Period in which one or more Dispositions of Voting Securities by a Shareholder or any of its Affiliates shall have occurred, such Shareholder shall use its reasonable best efforts to give written notice to the Company of all such Dispositions (in the case of Dispositions by Affiliates, to the extent it has knowledge) unless any such Disposition has been reflected in a public filing that was delivered to the Company on or in advance of the date upon which notice thereof under this Section 3.3 would have been due. Such notice shall state the
                   -----------
date upon which each such Disposition was effected, the number and type of Voting Securities involved in each such Disposition, the means by which each such Disposition was effected and, to the extent known, the identity of the Person acquiring Voting Securities.

          SECTION 3.4.  Access to Information.  The Company will provide each
                        ---------------------
Shareholder during normal business hours with reasonable prior written notice with (i) access to the books and records of the Company and information relating to the Company, its properties, operations, financial condition and affairs

("Information") and (ii) the opportunity to consult with management of the
  -----------
Company from time to time regarding the Company, its properties, operations, finances and affairs. Certain of the Shareholders have requested the Information and consultation rights provided herein to enable the Shares held by such Shareholders to qualify as a "venture capital investment"
as to which such Shareholders have "management rights," in each case as such terms are defined in Department of Labor Regulation Section 2510.3-101(d); provided, however, that nothing herein shall require the Company to furnish such
--------  -------
Shareholders with more than rights of access to Information and consultation provided herein regardless of whether such rights are sufficient for such Shareholders to comply with venture capital operating company requirements. In furtherance of the foregoing, the Company agrees to inform the Shareholders with respect to any corporate actions which the Company considers to be major or significant, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of significant assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by-laws of the Company, and (subject to the limitations specified in the proviso in the preceding sentence) to provide the Shareholders with the opportunity to consult with management of the Company with respect to such matters. The Shareholders agree to hold in strict confidence all nonpublic Information furnished to them and to use all Information only in connection with the management of their investment in the Company, except that the Shareholders may disclose any information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholders, and (ii) is or becomes available to the Shareholders from a source other than the Company; provided, however, that, to the knowledge of the Shareholders, the source is not
--------  -------
bound by a confidentiality obligation with the Company in respect thereof. If any Shareholder is required by a court or administrative agency to disclose any of the nonpublic Information, the Shareholder shall promptly notify the Company of such requirement so that the Company may at its own expense oppose such requirement or seek a protective order and request confidential treatment of such Information. It is agreed that if the Shareholder is nonetheless compelled to disclose the Information, the Shareholder may disclose such portion of the Information which is legally required without liability hereunder. In any event, the Shareholder will not oppose action by the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. Nothing herein shall permit any Shareholder to disclose material non-public Information to permit such Shareholder to purchase or sell securities of the Company in compliance with the federal securities laws.

                                   ARTICLE 4

                             Transfer Restrictions

          SECTION 4.1.  Restrictions on Dispositions.  During the Standstill
                        ----------------------------
Period, each Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly (including, without limitation, through the disposition or transfer of control of another Person), sell, assign, donate, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except
                                                         -----------
as set forth below in this Section 4.1. Without limiting the generality of the
                           -----------
foregoing, any sale of securities held by any Shareholder or any of its Affiliates which is currently (or following the passage of time, the occurrence of any event or the giving of notice), directly or indirectly, exchangeable or exercisable for, or convertible into, any Voting Securities shall constitute a Disposition of such Voting Securities.

          Dispositions may be effected by a Shareholder during the Standstill Period as follows:

          (a) No Dispositions of any nature may be made prior to the first anniversary of the purchase of the Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement, except pursuant to Sections 4.1(b) through
                                                       ---------------
4.1(f).
------

         (b) As of the date of purchase of the shares of Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement (the "Purchase Date"),
                                                               -------------
with respect to the Shares, and after the first anniversary of the Purchase Date, with respect to all other Voting Securities, Dispositions of Voting Securities may be made at any time in compliance with the Registration Rights Agreement.

          (c) As of the Purchase Date, with respect to the Shares, and after the first anniversary of the Purchase Date, with respect to all other Voting Securities, Dispositions of Voting Securities may be made pursuant to sales effected in accordance with Rule 144 under the Securities Act (a "Rule 144
                                                                  --------
Sale"); provided that such Dispositions shall not be made to any Person who or
----    --------
which would immediately thereafter, to the knowledge of such Shareholder, any of its Affiliates, or such Shareholder's broker, beneficially own Voting Securities representing 9% or more of the Total Voting Power (and such Person shall have provided a certificate to such effect).

          (d) As of the Purchase Date, with respect to the Shares, and after the first anniversary of the Purchase Date, with respect to all other Voting Securities, Dispositions may be made to any Person (other than pursuant to a Reorganization Transaction) that would, following such sale, beneficially own no more than 9% of the Total Voting Power (and such Person shall have provided a certificate to such effect).

          (e) Dispositions may be made pursuant to a merger transaction or other business combinations or a tender offer for outstanding shares of Common Stock which is recommended to the shareholders of the Company generally by at least a majority of the entire Board of Directors, on the terms and conditions of such transaction available to all other holders of shares of Common Stock or on terms and conditions recommended by at least a majority of the entire Board of Directors (excluding the Apollo/Blackstone Designees) as to the Preferred Stock and Junior Preferred Stock.

          (f) Dispositions may be made by a Shareholder to (i) any other Shareholder or (ii) any Related Person of any Shareholder that executes an instrument in form and substance satisfactory to the Company in which it makes the representations and warranties set forth in Section 1.3(b) as of the date of
                                                --------------
the execution of such instrument and agrees to be bound by the terms of this Agreement as if an original signatory to this Agreement (such transferee, a

"Related Transferee"), in which case such Related Transferee shall thereafter be
 ------------------
a "Shareholder" for all purposes of this Agreement.

          (g) With respect to Voting Securities which are, by their terms, convertible into or exercisable or exchangeable for other Voting Securities such conversion, exercise or exchange shall not be deemed a Disposition. Without limiting the foregoing, the Company acknowledges that the conversion of shares of Senior Preferred Stock or shares of Junior Preferred Stock into Conversion Shares shall not be a Disposition.

          (h) Each Shareholder agrees that during the Standstill Period, without the consent of the managing underwriter(s) in an underwritten offering in respect of the Company's Voting Securities, it will not effect any sale or distribution of Voting Securities (other than in connection with such Shareholder's own registration pursuant to paragraph (b) of this Section 4.1),
                                                                 -----------
including a Rule 144 Sale, during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering, or any shorter period as may apply to the Company and its affiliates.

                                   ARTICLE 5

                                 Miscellaneous

          SECTION 5.1.  Notices.  All notices, requests, demands and other
                        -------
communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

          (a)  If to the Company, to:
               Allied Waste Industries, Inc.
               15880 North Greenway-Hayden Loop, Suite 100
               Scottsdale, Arizona  85260
               Attn:  Steven Helm, Esq.
               Fax:  (602) 627-2703
               with copies to:

               Fennemore Craig
               3003 North Central Avenue
               Phoenix, AZ  85012-2913
               Attn:  Karen McConnell, Esq.
               Fax:  (602) 916-5999

               and to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attn:  Peter Golden
               Fax:  (212) 859-4000

or to such other person or address as the Company shall furnish to Shareholders in writing;

          (b)  If to Shareholders, to:
               Apollo Management, L.P.
               1999 Avenue of the Stars, Suite 1900
               Los Angeles, CA  90067
               Attn:  David Kaplan
               Fax:  (310) 201-4198

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue
               Los Angeles, CA  90071-3144
               Attn:  Michael Woronoff
               Fax:  (213) 687-5600

               and:

               The Blackstone Group
               345 Park Avenue
               New York, NY  10154
               Attn:  Howard A. Lipson
               Fax:  (212) 754-8716

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attn:  Wilson S. Neely
               Fax:  (212) 455-2502

               and:

               Greenwich Street Investment II, L.L.C.
               388 Greenwich Street, 36th Floor
               New York, New York  10013
               Attn:  Matthew Kaufman
               Fax:  (212) 816-0166

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attn:  Michael Nissan
               Fax:  (212) 310-8007

               and:

               DLJ Merchant Banking II, Inc.
               277 Park Avenue
               New York, New York  10172
               Attn:  Ari Benacerraf
               Fax:  (212) 892-7272

               and

               Attn:  Ivy Dodes
               Fax:  (212) 892-2689

               with a copy to:

               DLJ Merchant Banking II, Inc.
               277 Park Avenue
               New York, New York  10172
               Attn:  Ivy Dodes
               Fax:  (212) 892-2689

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attn:  Stephen M. Besen
               Fax:  (212) 310-8007

or to such other person or address as Shareholders shall furnish to the Company in writing.

          All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

          SECTION 5.2.  Legends.  (a) If requested in writing by the Company, a
                        -------
Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Shareholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon so long as such legend is required under applicable securities laws:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE
          UNITED STATES. SUCH SHARES MAY NOT BE

          OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS."

          (b) Each Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Shareholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon during the Standstill Period as long as such Voting Securities are beneficially owned by any Shareholder or an Affiliate of any Shareholder:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF JULY 30, 1999, BETWEEN ALLIED WASTE INDUSTRIES, INC. ("ALLIED") AND CERTAIN STOCKHOLDERS OF ALLIED NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF ALLIED"

          (c) The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against any Disposition not in compliance with the provisions of this Agreement.

          SECTION 5.3.  Enforcement.  Shareholders, on the one hand, and the
                        -----------
Company, on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages.
It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, each party hereto (the "Moving Party") shall be entitled to specific enforcement of,
                   ------------
and injunctive relief to prevent any violation of, the terms of this Agreement, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

          SECTION 5.4.  Entire Agreement.  This Agreement constitutes the entire
                        ----------------
agreement and understanding of the parties with respect to the transactions contemplated hereby; provided that the Original Shareholders Agreement shall
                     --------
remain in full force and effect until the closing of the purchase and sale of the Senior Preferred Stock pursuant to the Preferred Stock Purchase Agreement and the representations and warranties of the parties set forth in Sections 1.2
                                                                   ------------
and 1.3 of the Original Agreement shall survive and shall be deemed to be not
    ---
amended or otherwise affected by this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the
                       --------  -------
Company shall be made only with the prior approval of a majority of the directors of the Company other than Shareholder Designees.

          SECTION 5.5.  Severability.  Whenever possible, each provision or
                        ------------
portion of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

          SECTION 5.6.  Headings.  Descriptive headings contained in the
                        --------
Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

          SECTION 5.7.  Counterparts.  For the convenience of the parties, any
                        ------------
number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

          SECTION 5.8.  No Waiver.  Any waiver by any party of a breach of any
                        ---------
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          SECTION 5.9.  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of the Company and Shareholders, and to their respective successors and assigns other than, in the case of Shareholders, transferees that are not Related Transferees, including any successors to the Company or Shareholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act; provided that no party may assign this Agreement
                               --------
without the other party's prior written consent, except by the Shareholders to a Shareholder or a Related Transferee as expressly provided in this Agreement (and that nothing herein restricts the transfer of any of the rights of Shareholders under the Registration Rights Agreement in accordance the terms of the Registration Rights Agreement).

          SECTION 5.10.  Governing Law.  This Agreement will be governed by and
                         -------------
construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

          SECTION 5.11.  Further Assurances.  From time to time on and after the
                         ------------------
date of this Agreement, the Company and Shareholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

          SECTION 5.12.  Consent to Jurisdiction and Service of Process.  Any
                         ----------------------------------------------
legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of Delaware, and, by execution and delivery of this Agreement, the Company and Shareholders each irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Shareholders at their respective addresses referred to in this Agreement. The Company and Shareholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

          SECTION 5.13.  Shareholder Action.  The Company shall be entitled to
                         ------------------
rely upon any written notice, designation, or instruction signed by Apollo Management IV, L.P. and BCP (the "Representatives") as a notice, designation or
                                  ---------------
instruction of all Shareholders and the Company shall not be liable to any Shareholder if the Company acts in accordance with and relies upon such writing. Notwithstanding the foregoing, however, the Company shall not be entitled to rely upon any written notice, designation or instruction signed by the Representatives as a notice, designation or instruction of the DLJ Shareholders or the Greenwich Street Shareholders if such notice, designation or instruction states that it relates to the first parenthetical proviso contained in the first paragraph of Section 2.1(a) or Section 2.1(b), 3.2(a)(iii), 3.4, 4.1(c), 5.4 or
5.9 of this Agreement (the "Specific Rights").  Each of the Shareholders
                            ---------------
acknowledges that the Representatives have full power and authority to act on their behalf; provided, however, that none of the DLJ Shareholders and the
              --------  -------
Greenwich Street Shareholders acknowledge the power or authority of the Representatives to act on their behalf with respect to the Specific Rights.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                         ALLIED WASTE INDUSTRIES, INC.


                         By: /s/ Steven M. Helm
                            ---------------------------
                             Name:  Steven M. Helm
                             Title: Vice President



                         APOLLO INVESTMENT FUND IV, L.P.
                         APOLLO OVERSEAS PARTNERS IV, L.P.


                         By:  Apollo Advisors IV, L.P.
                              its General Partner

                         By:  Apollo Capital Management IV, Inc.
                              its General Partner


                         By: /s/ David B. Kaplan
                            ---------------------------
                             Name: David B. Kaplan
                             Title: Vice President

                         APOLLO/AW LLC


                         By:  Apollo Management IV, L.P.
                             its Manager

                         By:  AIF IV Management, Inc.
                             its General Partner


                         By: /s/ David B. Kaplan
                            ---------------------------------
                             Name: David B. Kaplan
                             Title: Vice President



                         APOLLO INVESTMENT FUND III, L.P.
                         APOLLO OVERSEAS PARTNERS III, L.P.
                         APOLLO (UK) PARTNERS III, L.P.


                         By:  Apollo Advisors II, L.P.
                              its General Partner

                         By:  Apollo Capital Management II, Inc.
                              its General Partner


                         By: /s/ David B. Kaplan
                            ---------------------------------
                             Name: David B. Kaplan
                             Title: Vice President

                        BLACKSTONE CAPITAL PARTNERS III
                         MERCHANT BANKING FUND L.P.
                        BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P. BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

                        By: Blackstone Management Associates III L.L.C. its General Partner


                        By: /s/ Howard A. Lipson
                           --------------------------------------
                             Name: Howard A. Lipson
                             Title: Senior Managing Director




                        BLACKSTONE CAPITAL PARTNERS II MERCHANT
                        BANKING FUND L.P.
                        BLACKSTONE OFFSHORE CAPITAL PARTNERS II, L.P. BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II, L.P.

                        By: Blackstone Management Associates III L.L.C. its General Partner


                        By: /s/ Howard A. Lipson
                           --------------------------------------
                             Name: Howard A. Lipson
                             Title: Senior Managing Director

                         GREENWICH STREET CAPITAL PARTNERS II, L.P.


                         By: GREENWICH STREET INVESTMENTS II,
                             L.L.C.,
                             its General Partner


                         By: /s/ Sanjay H. Patel
                            -------------------------------------
                             Name: Sanjay H. Patel
                             Title: Managing Member



                         GSCP OFFSHORE FUND, L.P.


                         By: GREENWICH STREET INVESTMENTS II,
                             L.L.C.,
                             its General Partner



                         By: /s/ Sanjay H. Patel
                            -------------------------------------
                             Name: Sanjay H. Patel
                             Title: Managing Member


                         GREENWICH FUND, L.P.


                         By: GREENWICH STREET INVESTMENTS II, L.L.C.,
                             its General Partner


                         By: /s/ Sanjay H. Patel
                            -------------------------------------
                             Name: Sanjay H. Patel
                             Title: Managing Member

                         GREENWICH STREET EMPLOYEES FUND, L.P.


                         By: GREENWICH STREET INVESTMENTS II, L.L.C.,
                             its General Partner


                         By: /s/ Sanjay H. Patel
                            -----------------------------------
                             Name: Sanjay H. Patel
                             Title: Managing Member



                         TRV EXECUTIVE FUND, L.P.


                         By: GREENWICH STREET INVESTMENTS II, L.L.C.,
                             its General Partner


                         By:  /s/ Sanjay H. Patel
                             -----------------------------------
                             Name: Sanjay H. Patel
                             Title: Managing Member



                         DLJMB FUNDING II, INC.



                         By:  /s/ Ari Benacerraf
                             -----------------------------------
                             Name: Ari Benacerraf
                             Title: Principal

                         DLJ MERCHANT BANKING PARTNERS II, L.P.


                         By: DLJ Merchant Banking II, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ------------------------------
                             Name: Ari Benacerraf
                             Title: Principal



                         DLJ MERCHANT BANKING PARTNERS II-A, L.P.


                         By: DLJ Merchant Banking II, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ------------------------------
                             Name: Ari Benacerraf
                             Title: Principal



                         DLJ DIVERSIFIED PARTNERS, L.P.


                         By: DLJ Diversified Partners, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ------------------------------
                             Name: Ari Benacerraf
                             Title: Principal

                         DLJ DIVERSIFIED PARTNERS-A, L.P.


                         By: DLJ Diversified Partners, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ---------------------------------
                             Name: Ari Benacerraf
                             Title: Principal



                         DLJ MILLENNIUM PARTNERS, L.P.


                         By: DLJ Merchant Banking II, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ---------------------------------
                             Name: Ari Benacerraf
                             Title: Principal



                         DLJ MILLENNIUM PARTNERS-A, L.P.


                         By: DLJ Merchant Banking II, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ---------------------------------
                             Name: Ari Benacerraf
                             Title: Principal

                         DLJ FIRST ESC L.P.


                         By: DLJ LBO Plans Management Corporation
                             General Partner


                         By: /s/ Ivy Dodes
                            ---------------------------------
                             Name: Ivy Dodes
                             Title: Vice Precident



                         DLJ OFFSHORE PARTNERS II, C.V.


                         By: DLJ Merchant Banking II, Inc.
                             Managing General Partner


                         By: /s/ Ari Benacerraf
                            ---------------------------------
                             Name: Ari Benacerraf
                             Title: Principal



                         DLJ EAB PARTNERS, L.P.


                         By: DLJ LBO Plans Management Corporation
                             General Partner


                         By: /s/ Ari Benacerraf
                            ---------------------------------
                             Name: Ari Benacerraf
                             Title: Principal

                         DLJ ESC II L.P.


                         By: DLJ LBO Plans Management Corporation
                             General Partner


                         By: /s/ Ivy Dodes
                            ----------------------------------
                             Name: Ivy Dodes
                             Title: Vice President